Exhibit 10.1

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	CL Transaction No	Product	Loan Account No
$4,000,000.00	10-26-2020	10-26-2025	NSB-3261606	Term Loan	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Galaxy Gaming, Inc.
6480 Cameron St Ste 305
Las Vegas, NV 89118

Lender: Zions Bancorporation, N.A. dba Nevada State Bank
Corporate Lending Department
750 E. Warm Springs Road
Las Vegas, NV 89119

THIS BUSINESS LOAN AGREEMENT dated October 26, 2020, is made and executed between Galaxy Gaming, Inc. ("Borrower") and Zions Bancorporation, N.A. dba Nevada State Bank ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) In granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of October 26, 2020, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

Participation In Main Street Lending Program. Lender shall have received a commitment letter from the SPV (as defined herein) that SPV will purchase a participation interest of 95% of the aggregate principal amount of the Loan.

Main Street Lending Program Documents. Borrower shall provide to Lender the Co-Lender Agreement, the Borrower Certifications and Covenants, the Assignment and such other documents as may be required by the SPV or the Main Street Lending Program.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Nevada. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 6480 Cameron St Ste 305, Las Vegas, NV 89118. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: **None.**

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued) Page 2 Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled In Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years. Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat. dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, llabllltles, damages, penalties, and expenses which Lender may directly or Indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise. Litigation and Claims. No litigation, claim, Investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing. Taxes. To the best of Borrower"s knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided. Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or Indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral. Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms. Main Street Lending Program Certifications. The representations, warranties, and certifications of Borrower in the Borrower Certifications and Covenants, all of which are incorporated by reference herein as if fully set forth herein, are true and correct in all respects, shall remain true and correct for so long as the Loan is outstanding, and do not contain any untrue statement of material fact or omit any material fact necessary to make the statements contained therein misleading. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will: Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor. Flnanclal Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times. Financial Statements. Furnish Lender with the following: Additional Requirements. Quarterly Financial Reporting. As soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver to the Lender financial reporting in a form and substance reasonably acceptable to the Lender setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Exhibit "A" attached hereto as at the end of such fiscal quarter of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied. Annual Financial Reporting. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Lender financial reporting in a form and substance reasonably acceptable to the Lender setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Exhibit "A" attached hereto as at the end of such fiscal year of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied. All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued} Additional Information. Furnish such additional Information and statements, as Lender may request from time to time. Page3 Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower"s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (1 0) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security Interest for the Loans, Borrower will provide Lender with such lender"s loss payable or other endorsements as Lender may require. Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such Information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which Insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower. Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements. Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing. Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, Imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP. Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other Instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement. Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner. Envlronmental Studies. Promptly conduct and complete, at Borrower's expense, all such Investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower. Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's Interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest. Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records It may request, all at Borrower's expense. Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources. Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, Instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests. Financial Statements. Furnish Lender with such financial statements and any and all other information or documentation related thereto at such frequencies and in such detail as Lender may reasonably request. Tax Returns. Furnish Lender with such tax returns, or extensions thereof, and any and all other information or documentation related thereto at such frequencies and in such detail as Lender may reasonably request. Guarantor Financial Statements. Borrower shall cause Guarantor to furnish Lender with each Guarantor's financial statements, and any and all other information or documentation related thereto, at such frequencies and in such detail as Lender may reasonably request. Guarantor Tax Returns. Borrower shall cause Guarantor to furnish Lender with each Guarantor's tax returns, or extensions thereof, and any and all other Information or documentation related thereto, at such frequencies and in such detail as Lender may reasonably request. Employee Retention. Borrower should make commercially reasonable efforts to retain employees during the term of the Loan. Specifically, Borrower should undertake good-faith efforts to maintain payroll and maintain employees, in light of its capacities, the economic environment, and the business need for labor.

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued) Page 4 Main Street Lending Program Covenants. comply with all covenants of Borrower contained in the Borrower Certifications and Covenants, all of which are incorporated by reference herein as if fully set forth herein for so long as the Loan is outstanding. Main Street Lending Program Certifications. Promptly inform Lender in writing of any misrepresentation in, or any material breach of a covenant contained in the Borrower Certifications and Covenants. RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the Interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local Income or franchise taxes Imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error. LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's Interest in the Collateral or if Borrower falls to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security Interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear Interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any Installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect. Borrower shall not, without the prior written consent of Lender: Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security Interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts, except to Lender. Additional Flnanclal Restrictions. If the Loan is a Main Street Priority Loan Facility, the Borrower shall not, nor shall it permit any subsidiary to, create, incur, assume or suffer to exist any lien or security Interest upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing any debt for borrowed money or any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, or any guarantee of the foregoing, other than the following: (a) liens securing obligations under the Loan; (b) liens on real property in connection with loans with respect to which substantially all of the proceeds were used for acquisition, construction. fit- out, and/or renovation of the property; (c) junior liens securing indebtedness approved by Lender, in writing; or (d) liens on receivables assets and related assets incurred in connection with a receivables facility, provided that such debt is secured only by the newly acquired property. (e) without duplication of any of the foregoing any liens permitted by Lender in writing or liens permitted under the express terms of this Agreement or the Related Documents. Loan Subordination. Notwithstanding anything to the contrary herein, the Loan shall not be subordinated in terms of priority to any other loan or debt Instrument of Borrower To the extent the terms of this "Additional Financial Restrictions" subparagraph conflict with the "Indebtedness and Liens" subparagraph above, the terms of this "Additional Financial Restrictions" paragraph shall control. Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1 986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay Income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure. Loans, Acquisitions and Guaranties. (1) Loan, Invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any Interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business. Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith. CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Leder; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or 1s adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender. RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether

CL Transaction No: NSB-3261 606 BUSINESS LOAN AGREEMENT (Continued} Page s checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, any trust accounts for which setoff would be prohibited by law, or monies in any accounts that were received pursuant to the federal Social Security Act, including, without limitation, retirement and survivors' benefits, supplemental security income benefits and disability insurance benefits. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph. DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: Payment Default. Borrower falls to make any payment when due under the Loan. Other Defaults. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower. Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter. Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower. Defective Collaterallzation. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security Interest or lien) at any time and for any reason. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This Includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute. Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Change In Ownership. Any change in ownership of twenty-five percent {25%) or more of the common stock of Borrower. Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired. Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Granter, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, It may be cured if Borrower or Granter, as the case may be, after Lender sends written notice to Borrower or Granter, as the case may be, demanding cure of such default: (1) cure the default within ten (1 O) days; or (2) if the cure requires more than ten (1 O) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Cross-Acceleration. The Borrower or any subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under the Loan and Related Documents) owing to the Lender or any commonly controlled affiliate of the Lender, in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Borrower or any subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to make a payment, default or other event described in clause (i) or (ii) is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; that clause (II) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided that, as used in this clause, the term "Indebtedness" shall mean all debt for borrowed money and any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, and any guarantee of any of the foregoing. Default In Favor of Lender. Any Guarantor, Borrower, or any Granter defaults under any other loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any affiliate of Lender, that may materially affect any of Guarantor's or Borrowerts or any Grantor's property or any Guarantor's or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents. Breach of Program Certifications and Covenants. Any certification or covenant made or promised by Borrower in connection with any documents or instruments delivered to Lender in connection with the Program, including the Borrower Certifications and Covenants executed in connection with the Loan, is false. misleading or breached, either now or at any time thereafter. EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

BUSINESS LOAN AGREEMENT
(Continued)
CL Transaction No: NSB-3261606 Page 6

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, In law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

REPORTING NEGATIVE INFORMATION. We (Lender) may report information about your (Borrower's) account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report. (Initial Here ________).

DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY.

SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES.

1.1 PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.

1.2 "DISPUTE" defined. As used herein, the word "Dispute" includes, without limitation, any claim by either party against the other party related to this Agreement, any Related Document, and the Loan evidenced hereby. In addition, **"Dispute" also includes any claim by either party against the other party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Agreement.** "Dispute" includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party's disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto.

If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party.

1.3 Jury Trial Waiver. Each party **waives their respective rights to a trial before a jury in connection with any Dispute, and all Disputes shall be resolved by a judge sitting without a jury.** If a court determines that this jury trial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration ("Arbitration Order") under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof.

1.4 CLASS ACTION WAIVER. If permitted by applicable law, **each party waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.**

1.5 SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties.

SECTION 2. Arbitration IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party's behalf as a class member, which matters may be determined only by a court without a jury. **By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.**

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, National Arbitration Forum ("NAF") or Judicial Arbitration and Mediation Service, Inc. ("JAMS") ("Administrator") as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If NAF and JAMS both decline to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator

CL Transaction No : NSB-3261606 BUSINESS LOAN AGREEMENT {Continued) Page 7 within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply. Arbitration under this provision concerns a transaction involving Interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator's rules, this Section 2 shall control. SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). If {but only if) a Dispute is flied in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, . including without limitation whether the Dispute is subject to a judicial reference proceeding. By agreeing to resolve Disputes by Judicial reference each party is giving up any right that party may have to a Jury trial The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association {AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. (If AAA and JAMS are unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of l aw, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters {including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of l aw, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, "Dispute" includes matters regarding the validity, enforceability, meaning, or scope of this section, and (ii) class action claims brought by ejther party as a class representatjye on behalf of others and ciajms by a c1ass representative on ejther party's behalf as a class member. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender's right of offset, to obtain provisional or ancillary remedies, to lnterplead funds in the event of a dispute, to exercise any security Interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender. Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum. This Section 3 may be Invoked only with regard to Disputes flled in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any Related Document. SECTION 4. Reliance. Each party (i) certifies th at no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that It and the other party have been Induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION. COLLATERAL APPRAISALS. During the term of the Loan, Lender may obtain one or more appraisals of any real or personal property constituting Collateral for the Loan: (a) If any applicable l aw, rule, regulation, regulator recommendation or audit standard requires or encourages Lender to obtain an appraisal, or (b) Lender believes that an event of default has occurred under the Loan Documents, or (c) Lender reasonably believes conditions exist that, with the passage of time and giving any required notice, will constitute an event of default under the Loan Documents. Borrower shall reimburse Lender for the cost of such appraisals {but not more than one per calendar year), and Lender may in its discretion charge that reimbursement to any credit facility outstanding with Borrower. Appraisals under this section will be ordered, reviewed and accepted by Lender from an appraiser (and in a form and substance) satisfactory to Lender in its sole discretion. Borrower shall cooperate in the conduct of the appraisal, including but not limited to granting the appraiser access to the real property and providing the appraiser with all records or information requested in connection therewith. UNLAWFUL USE MARIJUANA, CONTROLLED SUBSTANCES AND PROHIBITED ACTIVITIES. The undersigned shall not use, occupy, or permit the use or occupancy of any Property or Collateral by the undersigned or any lessee, tenant, licensee, permitee, agent, or any other person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any l aw relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband {whether for commercial, medical, or personal purposes), or any l aw relating to the use or distribution of marijuana (collectively, "Prohibited Activities"). Any lease, license, sublease or other agreement for use, occupancy or possession of any Property or Collateral {collectively a "lease") with any third person ("lessee") shall expressly prohibit the lessee from engaging or permitting others to engage in any Prohibited Activities. The undersigned shall upon demand provide Lender with a written statement setting forth its compliance with this section and stating whether any Prohibited Activities are or may be occurring in, on or around the Property or Collateral. If the undersigned becomes aware that any lessee is likely engaged in any Prohibited Activities, The undersigned shall, in compliance with applicable l aw, terminate the applicable lease and take all actions permitted by l aw to discontinue such activities. The undersigned shall keep Lender fully advised of its actions and plans to comply with this section and to prevent Prohibited Activities. This section is a material consideration and inducement upon which Lender relies in extending credit and other financial accommodations to the undersigned. Failure by the undersigned to comply with this section shall constitute a material non-curable Event of Default. Notwithstanding anything in this agreement, the Note or Related Documents regarding rights to cure Events of Default, Lender is entitled upon breach of this section to immediately exercise any and all remedies under this agreement, the Note the Related Documents, and by l aw. In addition and not by way of limitation, the undersigned shall Indemnify, defend and hold Lender harmless from and against any loss, claim, damage, liability, fine, penalty, cost or expense (including attorneys' fees and expenses) arising from, out of or related to any Prohibited Activities at or on the Property or Collateral, Prohibited Activities by the undersigned or any lessee of the Property or Collateral, or the undersigned's breach, violation, or failure to enforce or comply with any of the covenants set forth in this section. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third person, including any governmental action for seizure or forfeiture of any Property or Collateral (with or without compensation to Lender, and whether or not Property or Collateral is taken free of or subject to Lender's lien or security interest). As used in this section, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, Instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued) Page 8 document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to Insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document. BENEFICIAL OWNERSHIP. Borrower agrees to promptly notify Lender (A) of any change in direct or indirect ownership Interests in the Borrower as reported in any beneficial ownership certification provided to Lender in connection with the execution of this Agreement or the Loan (the "Certification"), or (B) if the individual with significant managerial responsibility Identified in the Certification ceases to have that responsibility or if the Information reported about that individual changes. Borrower hereby agrees to provide such Information and documentation as Lender may request during the term of the Loan to confirm or update the continued accuracy of the any Information provided in connection with the foregoing. MANDATORY PREPAYMENT. Notwithstanding anything to the contrary herein, if, on any date (such date, a "Trjgger pate"), the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with Lender, notified Lender in writing that the Borrower has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FAA and Regulation A Borrower Eligibility Certifications) of the Borrower Certifications and Covenants executed in connection with the Loan in any material respect or that any such certification has failed to be true and correct in any material respect, Lender shall promptly so notify the Borrower and the Borrower shall, no later than two (2) business days after such Trigger Date, prepay the Loan in full, along with any accrued and unpaid Interest thereon. MAIN STREET PRIORITY LOAN FACILITY. The Loan made by Lender hereunder is a Main Street Priority Loan Facility (sometimes herein referred to as the "Facility" or the "Loan") which has been authorized under section 13(3) of the Federal Reserve Act (the " FAA") in connection with Section 4027 of the Coronavirus Aid, Relief ,and Economic Security Act (the °CARES Act"). Under the Main Street Facility, the Federal Reserve Bank of Boston (the "Reserve Bank"), acting under the direction of the Board of Governors of the Federal Reserve System (together with the twelve Federal Reserve Banks, the "Federal Reserve"), as committed to lend to a special purpose vehicle, MS Facilities, LLC, a Delaware limited liability company, or any other special purpose vehicle established by the Reserve Bank in connection with the Main Street Lending Program for the purpose of purchasing participation Interests in loans (the "SPV"), on a recourse basis. The SPV will purchase 95 percent participation Interests in certain eligible loans made by eligible lenders to eligible borrowers, and which may include the Loan from Lender to Borrower. The Reserve Bank has promulgated certain rules and/or requirements applicable to each Facility. In the event that there exists a conflict between any term, condition, or provision contained within this Agreement and the Related Documents, and any term, condition, or provision contained within the Program documents, including the Borrower Certifications and Covenants executed in connection with the Loan, the term, condition, or provision within the Program documents shall control for all purposes. REPLACEMENT DEFINITION OF "LOAN". The defined term "Loan" as defined in the DEFINITIONS paragraph of this Agreement, shall be replaced in its entirety with the following: The word "Loan" means the loan and financial accommodation from Lender to Borrower evidenced by the Note. ADDITIONAL MAIN STREET LENDING PROGRAM DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall Include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement: Additional Definitions. The following terms used in this Agreement are defined under the paragraph of this Agreement titled "MAIN STREET PRIORITY LOAN FACILITY'': CARES Act; Facility; FAA; Reserve Bank and SPV. Assignment. The word "Assignmenr means the Assignment in Blank in the form to be executed by Lender, as assignor, an Eligible Lender (as defined by the Main Street Loan Program), as assignee, and consented to by the Borrower. Borrower Certifications and Covenants. The words " Borrower Certifications and Covenants" means that certain Main Street Priority Loan Facility Form of Borrower Certifications and Covenants, executed by Borrower's principal executive officer or principal financial officer, or other authorized officer performing similar functions of Borrower, on behalf of Borrower and delivered to the SPV. Co-Lender Agreement. The words "Co-Lender Agreement" means the Co-Lender Agreement (consisting of both the Co-Lender Agreement under the Main Street Lending Program - Transaction Specific Terms and the accompanying Standard Terms and Conditions for Co-Lender Agreement under the Main Street Lending Program) entered Into between Lander and the SPV. Distributions. The word "Distributions" means any dividend or other distribution, or similar payment, direct or indirect, for any reason on account of any shares (or equivalent) of any class of equity interests of Borrower now or hereafter outstanding. Lender Certifications and Covenants. The words "Lender Certifications and Covenants" means that certain Main Street Priority Loan Facility Form of Lender Transaction Specific Certifications and Covenants, executed on behalf of Lender and delivered to the SPV. Main Street Lending Program. The words "Main Street Lending Program" means the main street loan program established by the Board of Governors of the Federal Reserve System pursuant to the authorization of Section 13(3) of the FAA. Tax Distributions. The words 'Tax Distributions" means Distributions which are necessary so that the members or other beneficial owners of Borrower may pay their federal and state income taxes relating their ownership Interest in Borrower, as determined in Lender's reasonable discretion. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement: Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or Injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to Interpret or define the provisions of this Agreement.

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued) Page 9 Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal clai ms or defenses that Borrower may have against Lender. Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nevada without regard to its conflicts of law provisions. This Agreement has been accepted by Lender In the State of Nevada. Choice of Venue. If there is a juitwer agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, State of Nevada. (Initial Here  No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender. Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers. Severablllty. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement. Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates. Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender. Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur. Time Is of the Essence. Time is of the essence in the performance of this Agreement. Originally Executed Documents. As an express condition to Lender making the Loan and any Loan advance(s) to Borrower based upon Lender's receipt of fully-executed imaged copies of the Loan Documents, Borrower shall deliver to Lender fully-executed Loan documents with original hand-written signatures (i.e .. wet signatures) of all Loan Parties on or before 30 days from the date of this Agreement, and Borrower's failure to do so on or before such date shall constitute an Event of Default under this Agreement and the Related Documents. Notwithstanding the foregoing, Borrower and Lender agree that the this Agreement and the Related Documents may be signed and transmitted by electronic mail of a .PDF document and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower and Lender further agree that the signatures appearing on this Agreement and the Related Documents (whether in imaged, e-signed or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. This Agreement and the Related Documents may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. Distributions. Borrower shall not (i) make any Distribution during the term of this Agreement or incur any obligation (contingent or otherwise) to do so, nor (ii) make any Distribution on account of any shares, membership interests or equivalent equity interests of Borrower during the twelve (12) consecutive month period after which the Loan is no longer outstanding or incur any obligation (contingent or otherwise) to do so, except that, to the extent not prohibited or otherwise restricted by Section 2.0 of the Borrower Certificates and Covenants or the capital distribution restrictions applicable under Section 4003(c)(3)(A)(ii) of the CARES Act, Borrower may make Tax Distributions, if applicable. Compensation. To the extent not prohibited or otherwise restricted by Section 2.D of the Borrower Certificates and Covenants or the capital distribution restrictions applicable under Section 4003(c)(3)(A)(ii) of the CARES Act, Borrower may pay reasonable and customary compensation and benefits to its officers and employees in the ordinary course of business.

CL Transaction No : NSB-3261606 BUSINESS LOAN AGREEMENT {Continued} Page 10 Confllcts with Borrower Certifications and Covenants. It is the intent of the parties that Borrower shall at all times be in compliance with the Borrower Certifications and Covenants. In the event and to the extent this Agreement or any Related Document provides that Borrower may take or fail to take some action which is contrary to the Borrower Certifications and Covenants, the contrary provision in this Agreement or the Related Document shall be superseded by the relevant provision of the Borrower Certifications and Covenants and shall be Interpreted in a manner so at to ensure Borrower is in compliance with the Borrower Certifications and Covenants. To the extent (i) any term or condition in this Agreement or any Related Document is more restrictive as to the Borrower than any similar term or condition in the Borrower Certifications and Covenants, or (II) any term or condition in the Borrower Certifications and Covenants is more restrictive as to the Borrower than any similar term or condition in this Agreement or any Related Document, then in either case the more restrictive term and condition shall apply. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement: Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement. Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time. Borrower. The word "Borrower" means Galaxy Gaming, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns. Collateral,. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. Environmental Laws. The words "Environmental L aws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 , et seq. ("CERCLA"), the Supertund Amendments and Reauthorization Act of 1 986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act. 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto. Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement. GAAP. The word "GAAP" means generally accepted accounting principles. Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest. Guarantor. The word 11Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan. Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note. Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or Infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and Include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and Interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. Lender. The word "Lender" means Zions Bancorporation, N.A. dba Nevada State Bank, its successors and assigns. Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time. Note. The word "Note" means the Note dated October 26, 2020 and executed by Galaxy Gaming, Inc. in the principal amount of $4,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement. Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security Interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security Interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and Insignificant monetary amount with respect to the net value of Borrower's assets. Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other Instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan. Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants,

CL Transaction No: NSB-3261606 BUSINESS LOAN AGREEMENT (Continued) Page 1 1 arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest. Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise. BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED OCTOBER 26, 2020. BORROWER: LENDER: ZIONS BANCORPORATION, N.A. DBA NEVADA STATE BANK By:.-------------- Authorized Signer LasetPro, Ve,, 202.20003 COpr Anastra USA COrpot•hon 1gg1, 2020 Al Rogilts Reserved , NV C:'COMML'CFN.PL'C<&O FC TR-315417 PR-401

Exhibit "A"

Required Financial Reporting

Each Main Street loan should contain a financial reporting covenant requiring the regular delivery of certain financial information and calculations. The items listed in Table I below must be provided by each Main Street borrower to their Eligible Lender at least annually. The items listed in Table II must be provided by each Main Street borrower to their Eligible Lender at least quarterly; the quarterly requirements vary based on the Main Street facility in which the borrower is participating. Eligible Lenders will specify the required reporting standards and forms for each Eligible Borrower.[33]

Table I: Data Required Annually from All Main Street Borrowers	
Required Data	**Definition**
Total Assets	The sum of current assets, fixed assets, and other non-current assets (including, but not limited to, intangible assets, deferred items, investments, and advances).
Current Assets	Cash, accounts receivable, inventory, and other short-term assets that are likely to be converted into cash, used, sold, exchanged, or otherwise expensed in the normal course of business within one year.
Cash & Marketable Securities	Cash, depository accounts, and marketable securities that can be easily sold and readily converted into cash.
Tangible Assets	Assets having a physical existence, measured as total assets less intangible assets. Tangible assets are distinguished from intangible assets, such as trademarks, copyrights, and goodwill.
Total Liabilities	The total amount of all outstanding obligations, both current and noncurrent.
Current Liabilities	Short term debt, accounts payable, and other current liabilities that are due within one year.
Total Debt (Incl. Undrawn Available Lines of Credit)	Existing outstanding and committed debt (including any undrawn available amounts).
Total Equity	Measured as total assets minus total liabilities.
Total Revenue	Total income generated by the sale of goods or services from ongoing operations. Total Revenue excludes any non-recurring sales or gains.
Net Income	The income (or loss) after expenses and losses have been subtracted from all revenues and gains for the fiscal period, including discontinued operations.
Unadjusted EBITDA	Earnings before interest expense, income tax expense, depreciation expense, and amortization expense. The starting point is net income.
Adjusted EBITDA	Unadjusted EBITDA adjusted for any non-recurring, one-time, or irregular items. The Adjusted EBITDA measurement should align with the relevant facility's term sheet.

[33] Under the Servicing Agreement, in the case of multi-borrower loans, this information must be entered into the Portal "on a consolidated basis" (otherwise referred to in this document as on an "aggregated basis"). Eligible Lenders may elect to require reporting from the co-borrowers on an aggregated basis, or may aggregate such information after requiring individual co-borrower financial statements. If an Eligible Lender permits co-borrowers to submit aggregated financial statements, the Eligible Lender should instruct the co-borrowers to use the Eligible Lender's typical practices to aggregate such information in a manner that accounts for transactions between the co-borrowers and accurately reflects the financial position of the co-borrowers and their ability to repay the loan

Table I: Data Required **Annually** from All Main Street Borrowers	
Required Data	**Definition**
Depreciation Expense	Non-cash expense measured based on the use of fixed assets, recognized over the useful life of the fixed assets.
Amortization Expense	Non-cash expense measured based on the use of intangible assets, recognized over the life of the intangible asset.
Interest Expense	The periodic finance expense of short term and long term debt.
Tax Expense	Federal, state and local income tax expenses.
Rent Expense	The contractual costs of occupying leased real estate.
Dividends / Equity Distributions	Distributions to equity owners.
Accounts Receivable (net of allowances)	Amounts owed to the borrower resulting from providing goods and/or services. Accounts receivable will be net of any allowances for uncollectible amounts.
Inventory (net of reserves)	Value of the raw materials, work in process, supplies used in operations, finished goods, and merchandise bought which are intended to be sold in the ordinary course of business. Inventory should be net of reserves.
Fixed Assets, Gross	Tangible property used in the business and not for resale, including buildings, furniture, fixtures, equipment, and land. Report fixed assets gross of depreciation.
Accumulated Depreciation	Cumulative depreciation of all fixed assets up to the Date of Financial Information.
Accounts Payable (A/P)	The obligations owed to the borrower's creditors arising from the entity's ongoing operations, including the purchase of goods, materials, supplies, and services. Accounts payable excludes short term and long term debt.
Short Term Debt	Debt obligations of the borrower due with a term of less than one year, including the current portion of any Long Term Debt.
Long Term Debt	Debt obligations of the borrower that are due in one year or more, excluding the current portion that is otherwise captured in Short Term Debt.
Description of EBITDA Adjustments	Description of items that are added to Unadjusted EBITDA to determine Adjusted EBITDA.
Total Expenses	All money spent and costs incurred, both recurring and non-recurring, to generate revenue. Expenses exclude items capital in nature (i.e., expenses that are allowed to be capitalized and included in the cost basis of a fixed asset).
Operating Expenses	Money spent and costs incurred related to normal business operations including selling, general & administrative expenses, depreciation, and amortization (i.e., total expenses less non-recurring expenses). Exclude capital expenditures.
Operating Income	Profit (or loss) realized from continuing operations (i.e., revenue less operating expenses).
Fixed Charges	Expenses that recur on a regular basis, regardless of the volume of business (i.e., lease payments, rental payments, loan interest payments, or insurance payments).
Capitalized Expenditures	Non-operating expenditures capitalized to fixed assets.
Guarantor Net Assets	Total assets less total liabilities of the guarantor (also referred to as net worth).
Sr. Debt Balance	Debt amount ranking senior to the Main Street loan.
Additional Pari Passu Debt Balance	Debt amount ranking pari passu to the Main Street loan.
Collateral Type (Non-Real Estate)	If the loan is secured by collateral that is not predominantly real estate, including if the collateral provided is different types, report the predominant type of collateral (e.g., inventory, receivables, securities, etc.) by aggregate value.

Table I: Data Required Annually from All Main Street Borrowers	
Required Data	**Definition**
Collateral Type (Real Estate)	If the loan is secured by real estate collateral, indicate the property type (e.g., hotel, multifamily, residential, industrial, etc.). If the loan is secured by multiple real estate property types, report the predominant property type by aggregate value.
Collateral Value Reporting	For loans that require ongoing or periodic valuation of the collateral, report the market value of the collateral as of the reporting date.
Collateral Value Date	Define the as-of date that corresponds with the Collateral Value Reporting field.
Covenant Status (Pass / Fail)	Yes/no, indicating if the facility has satisfied covenant tests.
Date of Covenant Default	If applicable, report the date when borrower defaulted covenants.
Nature of Covenant Default	If applicable, describe the covenant default (i.e., missing financial statements, ratio trigger).
Date of Covenant Cure	If applicable, report the date when borrower cured previous defaults.

Table II: Data Required Quarterly from Main Street Borrowers by Main Street Facility				
Required Data	**MSELF**	**MSNLF**	**MSPLF**	**Definition**
Total Assets	Yes	Yes	Yes	The sum of current assets, fixed assets, and other non-current assets (including, but not limited to, intangible assets, deferred items, investments, and advances).
Current Assets	Yes	Yes	Yes	Cash, accounts receivable, inventory, and other short term assets that are likely to be converted into cash, used, sold, exchanged, or otherwise expensed in the normal course of business within one year.
Cash & Marketable Securities	Yes	Yes	Yes	Cash, depository accounts, and marketable securities that can be easily sold and readily converted into cash.
Tangible Assets	Yes	No	No	Assets having a physical existence measured as total assets less intangible assets. Tangible assets are distinguished from intangible assets, such as trademarks, copyrights, and goodwill.
Total Liabilities	Yes	Yes	Yes	The total amount of all outstanding obligations, both current and noncurrent.
Current Liabilities	Yes	Yes	Yes	Short term debt, accounts payable, and other current liabilities that are due within one year.
Total Debt (Incl. Undrawn Available Lines of Credit)	Yes	Yes	Yes	Existing outstanding and committed debt (including any undrawn available amounts).
Total Equity	Yes	Yes	Yes	Measured as total assets minus total liabilities.
Total Revenue	Yes	Yes	Yes	Total income generated by the sale of goods or services from ongoing operations. Total Revenue excludes any non-recurring sales or gains.
Net Income	Yes	Yes	Yes	The income (or loss) after expenses and losses have been subtracted from all revenues and gains for the fiscal period, including discontinued operations.
Unadjusted EBITDA	Yes	Yes	Yes	Earnings before interest expense, income tax expense, depreciation expense and amortization expense. The starting point is net income.

Table II: Data Required from Main Street Borrowers by Main Street Facility Required Data MSELF MSNLF MSPLF Definition Adjusted EBITDA Yes Yes Yes Unadjusted EBITDA adjusted for any non-recurring, onetime or irregular items. The Adjusted EBITDA measurement should align with the relevant facility's term sheet. Depreciation Yes No No Non-cash expense measured based on the use of fixed Expense assets, recognized over the useful life of the fixed assets. Amortization Yes No No Non-cash expense measured based on the use of intangible Expense assets, recognized over the life of the intangible asset. I nterest Expense Yes Yes Yes The periodic finance expense of short term and long term debt. Tax Expense Yes No No Federal, state and local income tax expenses. Rent Expense Yes No No The contractual costs of occupying leased real estate. Dividends / Equity Yes Yes Yes Distributions to equity owners. Distributions Accounts Yes No No Amounts owed to the borrower resulting from providing Receivable (net of goods and/or services. Accounts receivable will be net of al lowances) any a l lowances for uncollectible amounts. Inventory (net of Yes No No Value of the raw materials, work in process, supplies used in reserves) operations, finished goods, and merchandise bought which are intended to be sold in the ordinary course of business. Inventory should be net of reserves. Fixed Assets, Gross Yes No No Tangible property used in the business and not for resale, including buildings, furniture, fixtures, equipment, and land. Report fixed assets gross of depreciation. Accumulated Yes No No Cumulative depreciation of all fixed assets up to the Date of Depreciation Financial Information. Accounts Payable Yes No No The obligations owed to the borrower's creditors arising (A/P) from the entity's ongoing operations, including the purchase of goods, materials, supplies, and services. Accounts payable excludes short term and long term debt. Short Term Debt Yes No No Debt obligations of the borrower due with a term of less than one year, including the current portion of any Long Term Debt. Long Term Debt Yes No No Debt obligations of the borrower that are due in one year or more, excluding the current portion that is otherwise captured in Short Term Debt. Description of Yes No No Description of items that are added to Unadjusted EBITDA EBITDA to determine Adjusted EBITDA. Adjustments Total Expenses Yes No No All money spent and costs incurred, both recurring and nonrecurring, to generate revenue. Expenses exclude items capital in nature (i.e., expenses that are allowed to be capitalized and included in the cost basis of a fixed asset). Operating Yes Yes Yes Money spent and costs incurred related to normal business Expenses operations, including selling, general & administrative expenses, depreciation, and amortization (i.e. total expenses less non-recurring expenses). Exclude capital expenditures.

Table II: Data Required <u>Quarterly</u> from Main Street Borrowers by Main Street Facility				
Required Data	**MSELF**	**MSNLF**	**MSPLF**	**Definition**
Operating Income	Yes	Yes	Yes	Profit (or loss) realized from continuing operations (i.e., revenue less operating expenses).
Fixed Charges	Yes	No	No	Expenses that recur on a regular basis, regardless of the volume of business (i.e., lease payments, rental payments, loan interest payments, or insurance payments).
Capitalized Expenditures	Yes	Yes	Yes	Non-operating expenditures capitalized to fixed assets.
Guarantor Net Assets	Yes	No	No	Total assets less total liabilities of the guarantor (also referred to as net worth).
Sr. Debt Balance	Yes	Yes	Yes	Debt amount ranking senior to the Main Street loan.
Additional Pari Passu Debt Balance	Yes	Yes	Yes	Debt amount ranking pari passu to the Main Street loan.
Collateral Type (Non-Real Estate)	Yes	No	No	If the loan is secured by collateral that is not predominantly real estate, including if the collateral provided is different types, report the predominant type of collateral (e.g., inventory, receivables, securities, etc.) by aggregate value.
Collateral Type (Real Estate)	Yes	No	No	If the loan is secured by real estate collateral, indicate the property type (e.g., hotel, multifamily, residential, industrial, etc.). If the loan is secured by multiple real estate property types, report the predominant property type by aggregate value.
Collateral Value Reporting	Yes	No	No	For loans that require ongoing or periodic valuation of the collateral, report the market value of the collateral as of the reporting date.
Collateral Value Date	Yes	No	No	Define the as-of date that corresponds with the Collateral Value Reporting field.
Covenant Status (Pass / Fail)	Yes	Yes	Yes	Yes/no, indicating if the facility has satisfied covenant tests.
Date of Covenant Default	Yes	Yes	Yes	If applicable, report the date when borrower defaulted covenants.
Nature of Covenant Default	Yes	Yes	Yes	If applicable, describe the covenant default (i.e., missing financial statements, ratio trigger).
Date of Covenant Cure	Yes	Yes	Yes	If applicable, report the date when borrower cured previous defaults.